                            October 5, 1994


Board of Directors
The Wedge Holding Company
620 East Broadway
Alton, Illinois  62002

Board of Directors
Wedge Bank
620 East Broadway
Alton, Illinois 62002

Gentlemen:

           You have requested our opinion with regard to certain federal income tax consequences of the proposed acquisition of all of the issued and outstanding stock of Wedge Bank, an Illinois state bank ("Bank"), by Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"). Mercantile Illinois is a wholly owned subsidiary of Mercantile Bancorporation Inc., a Missouri corporation ("MBI"). The proposed acquisition will be accomplished in two simultaneous steps consisting of (i) an exchange by Mercantile Illinois of solely MBI common stock, par value $5.00 per share ("MBI Common Stock"), in return for all Bank common stock, par value $10.00 per share ("Bank Common Stock") owned by The Wedge Holding Company, a Delaware corporation ("Holding"), (the "Exchange"), and (ii) the merger of Mercantile Bank of Alton, a wholly owned subsidiary of Mercantile Illinois ("Acquisition Bank") with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Mercantile Illinois) who do not dissent from the Merger will receive solely MBI Common Stock in exchange for their Bank Common Stock. In connection with the Exchange, Holding will distribute the MBI Common Stock received and all of its remaining properties in complete liquidation (the "Liquidation") and will dissolve in connection with the Liquidation.

           In connection with the preparation of our opinion, we have examined and have relied upon the following:

           (i) The Agreement and Plan of Reorganization by and among MBI, Mercantile Illinois, Bank and Holding, dated July 6, 1994, including the exhibits and schedules thereto, and the Plan of Merger by and between Bank and Acquisition Bank, dated as of August 31, 1994 (collectively, the "Plan");

The Wedge Holding Company
Wedge Bank
October 5, 1994
Page 2

           (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement/Prospectus contained therein, filed with the Securities and Exchange
           Commission on October 5, 1994;

           (iii) The representations and undertakings of MBI and Mercantile Illinois substantially in the form of Exhibit A hereto;

           (iv) The representations and undertakings of Holding, Bank, certain holders of Holding common stock, par value $100.00 per share ("Holding Common Stock"), certain holders of Holding preferred stock, par value $50 per share ("Holding Preferred Stock"), substantially in the form of Exhibits B, C, D and E hereto; and

           (v)  The Rights Plan between MBI and Mercantile Bank
           National Association, dated May 23, 1988.

           Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents, with the exception of (i) the second sentence of Section 2.04 of the Plan (which erroneously describes the assets of Wedge Holding as unencumbered at the time the time the Plan was executed) and (ii) all references in the Plan that describe Wedge Holding as an Illinois corporation. We now assume that the Plan will be enforced in all respects as if Wedge Holding were correctly described therein as a Delaware corporation. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the opinions expressed herein may be inapplicable.

                               OPINIONS

           Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Exchange and the Merger are consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:


           1. Each of the Exchange and the Merger will constitute a reorganization within the meaning of section
368(a)(1) of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code").

The Wedge Holding Company
Wedge Bank
October 5, 1994
Page 3

           2. No gain or loss will be recognized by Holding on its transfer of Bank Common Stock solely in exchange for MBI
Common Stock in the Exchange (Code sections 354(a)(1) and
361(a));

           3. No gain or loss will be recognized by Holding on its distribution of MBI Common Stock to its stockholders in the Liquidation (Code section 361(c));

           4. Each stockholder of Holding who exchanges, in the Liquidation, his or its shares of Holding Common Stock solely for shares of MBI Common Stock:

           a)   will recognize no gain or loss (Code section
           354(a)(1));

           b) will have an aggregate adjusted basis for the shares of MBI Common Stock received equal to the aggregate basis of the shares of Holding Common Stock surrendered (Code section 358(a)(1)); and

           c) will have a holding period for the shares of MBI Common Stock received which includes the period during which the shares of Holding Common Stock surrendered were held, provided that the shares of Holding Common Stock surrendered were capital assets in the hands of such stockholder (Code section 1223(1)).

           5. Each stockholder of Holding who exchanges, in the Liquidation, his or its shares of Holding Preferred Stock solely for shares of MBI Common Stock:

           a)   will recognize no gain or loss (Code section
           354(a)(1));

           b) will have an aggregate adjusted basis for the shares of MBI Common Stock received equal to the aggregate basis of the shares of Holding Preferred Stock surrendered (Code section 358(a)(1)); and

           c) will have a holding period for the shares of MBI Common Stock received which includes the period during which the shares of Holding Preferred Stock surrendered were held, provided that the shares of Holding Preferred Stock surrendered were capital assets in the hands of such stockholder (Code section 1223(1)).

           6. Each stockholder of Bank who exchanges, in the Merger, his or its shares of Bank Common Stock solely for shares of MBI Common Stock:

The Wedge Holding Company
Wedge Bank
October 5, 1994
Page 4

           a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

           b) will have an aggregate adjusted basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 7, below) equal to the aggregate basis of the shares of Bank Common Stock surrendered (Code section 358(a)(1)); and

           c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 7, below) which includes the period during which the shares of Bank Common Stock surrendered were held, provided that the shares of Bank Common Stock surrendered were capital assets in the hands of such holder (Code section 1223(1)).

           7. Each stockholder of Bank who receives cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received and then redeemed by MBI in return for the cash. Provided that the shares of Bank Common Stock surrendered were capital assets in the hands of such holder, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

                    * * * * * * * * * * * *

           We express no opinion with regard to (1) the federal income tax consequences of the Exchange or the Merger not addressed expressly by the above opinions, including without limitation, (i) the tax consequences, if any, to those stockholders of Bank who acquired their shares of Bank Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, (ii) the tax consequences, if any, to those stockholders of Holding who acquired their shares of Holding Common Stock or Holding Preferred Stock pursuant to the exercise of employee stock options or otherwise as compensation,
(iii) the tax consequences, if any, to stockholders of Holding with respect to shares of Holding Common Stock or Holding Preferred Stock acquired after July 6, 1994, and (iv) the tax consequences to special classes of Bank stockholders or Holding stockholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinions are based upon the Code, Treasury Regulations proposed or promulgated thereunder, administrative interpretations and judicial precedents relating to the Code or Treasury Regulations as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, and we assume

The Wedge Holding Company
Wedge Bank
October 5, 1994
Page 5

no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the opinions expressed herein may become inapplicable.

           The foregoing opinions reflect our legal judgment solely on the issues presented and discussed herein. These opinions have no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service will agree with the opinions expressed herein, nor can we assure you that any court of competent jurisdiction will agree with such opinions.

           We hereby consent to the filing of this letter as an exhibit to MBI's Registration Statement filed October 5, 1994 in connection with the proposed Merger and to all references made to this letter in such Registration Statement.

                                      Very truly yours,

                                      /s/ Thompson & Mitchell

                                                              Exhibit A
                              CERTIFICATE
                              -----------

           The undersigned Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), through Ralph W. Babb, Jr., its Vice Chairman, and the undersigned Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"), through Ralph W. Babb, Jr., its Chairman, EACH HEREBY CERTIFIES that (a) it is familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among MBI, Mercantile Illinois, Wedge Bank, an Illinois state bank ("Bank"), and The Wedge Holding Company, a Delaware corporation ("Holding"), dated July 6, 1994, and the Plan of Merger by and between Bank and Mercantile Bank of Alton, a wholly owned subsidiary of Mercantile Illinois ("Acquisition Bank"), dated as of August 31, 1994 (collectively, the "Agreement"), and (b) it is aware that, pursuant to the Agreement, Mercantile Illinois will acquire all outstanding Bank common stock, par value $10.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Holding of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Mercantile Illinois (the "Exchange"), and (ii) the merger of Acquisition Bank with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Mercantile Illinois) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) it is aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

           Each of the undersigned HEREBY FURTHER CERTIFIES that:


           (1) Before the effective time of the Exchange and the Merger (the "Effective Time"), Mercantile Illinois will own all of the issued and outstanding stock of Acquisition Bank.

           (2) Before the Effective Time, Acquisition Bank will have no assets or liabilities other than assets, if any, received from Mercantile Illinois to satisfy Acquisition Bank's capitalization requirements (the "Minimum Assets"). Mercantile
Illinois will cause Bank to return the Minimum

Assets to Mercantile Illinois within thirty (30) days after the Effective Time by means of a dividend distribution or other payment.

           (3)  Neither MBI nor any other member of the MBI's
"affiliated group" (as the quoted term is defined in Code section
1504) (the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Holding or any stock of Bank within the last five years.

           (4) No indebtedness between Holding or Bank, on the one hand, and MBI or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Effective Time that (a) was issued or acquired at a discount, or
(b) will be settled, as a result of the Exchange or the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between Bank on the one hand, and Mercantile Bank of Illinois National Association or Acquisition Bank, on the other hand, exists or will exist prior to the Effective Time that will be extinguished as a result of the Merger or as a result of the proposed merger of Mercantile Bank of Illinois National Association with and into Bank.

           (5) With regard to each of the Exchange and the Merger, the fair market value of the MBI Common Stock (including cash in lieu of a fractional share of MBI Common Stock, if any) to be received by each Bank stockholder will be approximately equal to the fair market value of the Bank Common Stock surrendered by each such stockholder.

           (6) The payment of cash in lieu of fractional shares of MBI Common Stock in each of the Exchange and the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration.

           (7) MBI, Mercantile Illinois, Acquisition Bank, Holding, the stockholders of Holding, Bank, and the stockholders of Bank will each pay their respective expenses, if any, incurred in connection with the Exchange or the Merger; provided, however, that Mercantile Illinois (but not MBI) may pay and assume those types of expenses of Bank that are solely and directly related to the Exchange or the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187, including those printing and filing fees described in Section 5.06 of the Agreement.

           (8) Except with regard to MBI Common Stock (including cash in lieu of fractional shares of MBI Common Stock, if any) and those expenses payable or assumable by Mercantile Illinois in accordance with representation 7 above, neither Mercantile Illinois nor any other member of the MBI Affiliated Group will pay (or lend) any amount or incur any liability to or for the benefit of, or assume any liability of, Holding, any stockholder of Holding, Bank, or any stockholder of Bank in connection with the Exchange or the Merger, and no liability to which Bank Common Stock is subject will be extinguished as a result of the Exchange or the Merger.
           For purposes of this representation, any payment (or loan) to or for the benefit of a stockholder of Holding or a stockholder of Bank (including without limitation, any payment from Holding or Bank in the form of a dividend, distribution, or redemption, or any payment to a dissenter) with cash or other property furnished, directly or indirectly, by Mercantile Illinois or any other member of the MBI Affiliated Group will be treated as a payment by Mercantile Illinois to or for the benefit of that stockholder.
           For purposes of this representation, the term "liability" shall include any contingent or other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Holding stockholder (or by a Bank stockholder) and an unenforceable agreement to cause the release of such guaranty).

           (9) All payments made to Bank stockholders who dissent from the Merger will be funded with Bank assets from an escrow to be established and funded before the Effective Time by Bank for that purpose.

           (10) Neither MBI nor any other member of the MBI
Affiliated Group has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the stockholders of Bank in the Exchange or the Merger.

           (11) After the Effective Time, (a) Bank will not issue additional shares of its stock that would result in Mercantile Illinois losing control of Bank within the meaning of section 368(c) of the Code, and (b) Bank will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person other than Mercantile Illinois could acquire stock in Bank.

           (12) Neither MBI nor any other member of the MBI Affiliated Group has any plan or intention (a) to liquidate Bank,
(b) to merge Bank with and into another corporation, (c) except for transfers to controlled corporations (as described in section 368(a)(2)(C) of the Code), to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of Bank, or
(d) except for dispositions made in the ordinary course of business or dispositions approved by counsel for MBI, to cause, suffer, or permit Bank to sell or otherwise dispose (whether by dividend distribution or otherwise) of any assets held by Bank immediately after the Effective Time (excluding the Acquisition Bank's Minimum Assets acquired by Bank as a result of the Merger and any funds deposited in escrow that are paid to dissenters).
           The proposed merger of Mercantile Bank of Illinois National Association with and into Bank (the "MBINA Merger") after the Effective Time is not a plan or intention described in this representation 12. There will be no dissenters to the MBINA Merger, Bank will not dispose of any of its assets in connection with the MBINA Merger, and Bank (and its Illinois banking charter, as may be amended in connection with the MBINA Merger) will survive the MBINA Merger.

           (13) After the Effective Time, Bank will continue its historic businesses or will use a significant portion of its historic business assets in a business.

           (14) None of the compensation to be paid or accrued after the Effective Time to or for the benefit of any stockholder-employee of Holding or Bank will be separate consideration for, or allocable to, any of their shares of Holding stock or Bank Common Stock; none of the shares of MBI Common Stock received in either the Exchange or the Merger by any stockholder-employee of Bank or Holding will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Effective Time to or for the benefit of any stockholder-employee of Holding or Bank will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

           (15) With regard to the Rights Plan between MBI and Mercantile Bank National Association, dated May 23, 1988, (the "Rights Agreement"), no "Distribution Date" (as the quoted term is defined in the Rights Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Effective Time.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this 5th day of October, 1994.


                                 MERCANTILE BANCORPORATION INC.


                                 ---------------------------------
                                 Ralph W. Babb, Jr., Vice Chairman

                                 MERCANTILE BANCORPORATION INCORPORATED
                                 OF ILLINOIS


                                 ------------------------------
                                 Ralph W. Babb, Jr., Chairman

                                                                    Exhibit B
                                 CERTIFICATE
                                 -----------

           The undersigned, Melvin G. Hall, Chairman and Chief Executive Officer of The Wedge Holding Company, a Delaware corporation ("Holding"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"), Wedge Bank, an Illinois state bank ("Bank"), and Holding dated July 6, 1994, and the Plan of Merger by and between Bank and Mercantile Bank of Alton, a wholly owned subsidiary of Mercantile Illinois ("Acquisition Bank"), dated as of August 31, 1994 (collectively, the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Mercantile Illinois will acquire all outstanding Bank common stock, par value $10.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Holding of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Mercantile Illinois (the "Exchange"), and (ii) the merger of Acquisition Bank with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Mercantile Illinois) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

           The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF HOLDING, that:

           (1) No indebtedness between Holding or any other member of the Holding's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Holding Affiliated Group"), on the one hand, and MBI or any other member of MBI's "affiliated group" (as the quoted term is defined in Code section 1504) (the "MBI Affiliated Group"), on the other hand, exists or will exist prior to the effective time of the Exchange and the Merger (the "Effective Time") that (a) was issued or acquired at a discount, (b) will be settled, in connection with the Exchange or the Merger, at a discount, or (c) will be extinguished as a result of the Exchange or the Merger. With regard to the indebtedness between Holding and Mercantile Bank of St. Louis National Association (the

"Loan"), all principal and accrued interest thereon will be paid in full on or before November 1, 1994, and the terms of such indebtedness have not been (and will not be) modified or waived.

           (2) At the Effective Time, the fair market value of the assets of Holding will exceed the sum of the amount of liabilities of Holding, plus the amount of liabilities, if any, to which Holding's assets are then subject. No liabilities of Holding will be assumed by MBI or any other member of the MBI Affiliated Group, and the Bank Common Stock to be acquired by Mercantile Illinois will not be subject to any liabilities at the Effective Time.

           (3) At the Effective Time, the Bank Common Stock acquired by Mercantile Illinois will represent at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Holding immediately prior to the Effective Time. For purposes of this representation, assets used by Holding to pay dissenters or to pay stockholders who receive cash, and assets used by Holding to pay expenses of the Exchange or the Merger or to fund any redemption or distribution within 24 months before the Effective Time (except for regular, normal dividends) shall be included as assets of Holding held immediately prior to the Effective Time. For purposes of this representation, any asset of Holding or any other member of the Holding Affiliated Group that is disposed of within 24 months before the Effective Time other than in the ordinary course of business also shall be included as an asset of Holding held immediately prior to the Effective Time (including, for example and without limitation, any dividends described in Section 4.02(a) of the Agreement).

           (4) At the Effective Time and except with regard to Miscellaneous Amounts (as defined below), each liability of Holding or each liability to which an asset of Holding is subject will have been incurred by Holding in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the Effective Time and except with regard to Miscellaneous Amounts, Holding will not have paid (or loaned) any amount or incurred any liability, directly or indirectly, to or for the benefit of any Holding stockholder to induce such stockholder's assistance or acquiescence in, or vote in favor of, the Exchange or the Merger. For purposes of this representation, (a) the term
"Holding" shall be deemed also to refer to each other member of Holding's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Holding Affiliated Group"), (b) the term
"liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Holding stockholder (or by a Bank stockholder) and an unenforceable agreement to cause the release of such guaranty), and (c) the term "Miscellaneous Amounts" shall mean amounts paid or liabilities incurred in connection with the Exchange
(i) for legal, accounting, and investment banking and/or advisor services rendered to Holding, if any, (ii) and (iii) in repayment of the Loan with Holding's portion of the $375,000 dividend described in Section 4.02(a) of the Agreement.

           (5) None of the compensation paid or accrued to or for the benefit of any Holding stockholder-employee will be separate consideration for, or allocable to, any of their shares of Holding Common Stock or Holding Preferred Stock; none of the shares of MBI Common Stock received in the Exchange or the Merger by any Holding stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued to or for the benefit of any Holding stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. With regard to the employment agreement between MBI and Melvin G. Hall dated July 6, 1994 (the "Employment Contract"), Holding or Bank shall have paid to Melvin
G. Hall prior to the Effective Time a 1994 incentive bonus of at least $234,500.00, and as a result MBI shall have no liability to Melvin G. Hall under the third paragraph of the Employment Contract.

           (6) The fair market value of the MBI Common Stock to be received by each Holding stockholder in connection with the Exchange (pursuant to the subsequent liquidation of Holding) will be approximately equal to the fair market value of the Holding Common Stock and Holding Preferred Stock surrendered in connection with the Exchange (pursuant to the subsequent liquidation of Holding) by each such stockholder.

           (7) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Exchange to Holding in lieu of fractional shares of MBI Common Stock will not exceed the value of one full share of MBI Common Stock.

           (8) Expenses, if any, that are incurred in connection with the Exchange or the Merger and are properly attributable to Holding's stockholders will be paid by those stockholders and not by Holding. Holding will pay its own expenses that are incurred in connection with the Exchange or the Merger.

           (9) Holding will distribute all of its assets (including all of the MBI Common Stock received in the Exchange) and liabilities (if any) to its stockholders no later than six months after the Exchange and will at that time be dissolved. With the exception of 470 shares of Holding Common Stock issued to Robert Lynn Hall in March 1994, no stock of Holding has been issued during 1994 and none will be issued prior to the dissolution of Holding. Holding will distribute all such assets (and liabilities, if any) to its stockholders pro rata in accordance with the percentage of the fair market value of the shares of Holding Common Stock and Holding Preferred Stock held by each. For purposes of this representation, Holding Preferred Stock shall be treated as having a fair market value of $50.00 per share.

           (10) There are no dividend arrearages on any series of Holding Preferred Stock; no redemption premium will be paid to holders of Holding Preferred Stock; and no share of Holding Preferred Stock constitutes "section 306 stock" (within the meaning of section 306(c) of the Code).


           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Holding this 5th day of October, 1994.



                                      --------------------------------------
                                      Melvin G. Hall
                                      Chairman and Chief Executive Officer

                                                                    Exhibit C
                                 CERTIFICATE
                                 -----------

           The undersigned, Robert Lynn Hall, President of Wedge Bank, an Illinois state Bank ("Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"), Bank, and The Wedge Holding Company, a Delaware corporation ("Holding"), dated July 6, 1994, and the Plan of Merger by and between Bank and Mercantile Bank of Alton, a wholly owned subsidiary of Mercantile Illinois ("Acquisition Bank"), dated as of August 31, 1994 (collectively, the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Mercantile Illinois will acquire all outstanding Bank common stock, par value $10.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Holding of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Mercantile Illinois (the "Exchange"), and (ii) the merger of Acquisition Bank with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Mercantile Illinois) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

           The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF BANK, that:

           (1) To the best knowledge of the undersigned, neither MBI nor any other member of the MBI's "affiliated group" (as the quoted term is defined in Code section 1504) (the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Bank within the last five years.

           (2) No indebtedness between Bank or any other member of Bank's "affiliated group" (defined as above) (the "Bank Affiliated
Group"), on the one hand, and MBI or any other member of the MBI
Affiliated Group, on the other hand, exists or will exist prior to the effective time of the Exchange and the Merger (the "Effective Time") that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation"
(as the
quoted term is defined for purposes of Code section 453B), between Bank, on the one hand, and MBI or Acquisition Bank on the other hand, exists or will exist prior to the Effective Time that will be extinguished as a result of the Merger.

           (3) At the Effective Time and except with regard to Miscellaneous Amounts (as defined below), each liability of Bank or each liability to which an asset of Bank is subject will have been incurred by Bank in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the Effective Time and except with regard to Miscellaneous Amounts, Bank will not have paid (or loaned) any amount or incurred any liability, directly or indirectly, to or for the benefit of any Bank stockholder to induce such stockholder's assistance or acquiescence in, or vote in favor of, the Merger. For purposes of this representation, (a) the term "Bank" shall be deemed also to refer to each other member of Holding's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Bank Affiliated Group"), (b) the term "liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Holding stockholder (or by a Bank stockholder) and an unenforceable agreement to cause the release of such guaranty), and
(c) the term "Miscellaneous Amounts" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Bank, if any, (iii) as compensation to any Bank employee for services rendered in the ordinary course of his or her employment, and (iv) for the $375,000 dividend described in
Section 4.02(a) of the Agreement (the "Dividend").

           (4) At the Effective Time, Bank will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Bank that, if exercised or converted after the Effective Time would affect MBI's acquisition or retention of control of Bank (within the meaning of section 368(c) of the Code).

           (5) None of the compensation paid or accrued before the Effective Time to or for the benefit of any Bank stockholder-employee will be separate consideration for, or allocable to, any of their shares of Bank Common Stock; none of the shares of MBI Common Stock received in the Merger by any Bank stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Effective Time to or for the benefit of any Bank stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. With regard to the employment agreement between MBI and Melvin G. Hall dated July 6, 1994 (the "Employment Contract"), Holding or Bank shall have paid to Melvin G.
Hall prior to the Effective Time a 1994 incentive bonus of at least $234,500.00, and as a result MBI shall have no liability to Melvin G.
Hall under the third paragraph of the Employment Contract.


           (6) The fair market value of the MBI Common Stock to be received by each Bank stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Bank Common Stock surrendered in the Merger by each such stockholder.

           (7) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Bank Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Bank Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Bank Common Stock as of the Effective Time. For purposes of this representation, shares of Bank Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the Effective Time. Moreover, all shares of Bank Common Stock and/or shares of MBI Common Stock held by Bank stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.
           As with the other representations contained herein, the undersigned will undertake any and all actions necessary to ensure the accuracy of the foregoing representation.

           (8) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Bank stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Bank stockholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank stockholder will be aggregated, and no Bank stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

           (9) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to Bank's stockholders will be paid by those stockholders and not by Bank. Bank will pay its own expenses that are incurred in connection with the Merger.

           (10) All payments made to dissenters and all other payments made to holders of Bank Common Stock in connection with the Merger (including the Dividend, but excluding cash to be paid in lieu of fractional shares) will be funded by Bank. Bank has sufficient liquid assets to fund any such payments. All payments made to dissenters, if any, will be funded with Bank assets from an escrow to be established before the Effective Time by Bank for that purpose.

           (11) Immediately after the Effective Time, Bank will hold assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Bank immediately prior to the Effective Time. For purposes of this representation, Bank assets used to pay dissenters or to pay stockholders who receive cash, and Bank assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Effective Time (except for regular, normal dividends) shall be included as assets of Bank held immediately prior to the Effective Time. For purposes of this representation, any asset of Bank that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Bank held immediately prior to the Merger (including, for example and without limitation, the Dividend).

           (12) Immediately after the Effective Time and determined without regard to any assets to be received from MBI or any other member of the MBI Affiliated Group (including those assets to be received as a result of the merger of Mercantile Bank of Illinois National Association with and into Bank), the assets held by Bank will be sufficient to enable Bank to continue its business and investment activities at historical levels and in accordance with past practice, without resort to additional capital or borrowed funds.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Bank this 5th day of October, 1994.



                                      ------------------------------
                                      Robert Lynn Hall, President

                                                                    Exhibit C
                                 CERTIFICATE
                                 -----------

           The undersigned, Melvin G. Hall, Chairman and Chief Executive Officer of Wedge Bank, an Illinois state Bank ("Bank"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"), Bank, and The Wedge Holding Company, a Delaware corporation ("Holding"), dated July 6, 1994, and the Plan of Merger by and between Bank and Mercantile Bank of Alton, a wholly owned subsidiary of Mercantile Illinois ("Acquisition Bank"), dated as of August 31, 1994 (collectively, the "Agreement"), and (b) I am aware that, pursuant to the Agreement, Mercantile Illinois will acquire all outstanding Bank common stock, par value $10.00 per share ("Bank Common Stock"), solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), in two simultaneous transactions consisting of (i) an exchange by Holding of its Bank Common Stock solely in return for MBI Common Stock to be issued on behalf of Mercantile Illinois (the "Exchange"), and (ii) the merger of Acquisition Bank with and into Bank (the "Merger") pursuant to which the stockholders of Bank (other than Mercantile Illinois) who do not dissent from the Merger will receive solely MBI Common Stock; and (c) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Bank that the Exchange and the Merger will each constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Exchange and the Merger.

           The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF BANK, that:

           (1) To the best knowledge of the undersigned, neither MBI nor any other member of the MBI's "affiliated group" (as the quoted term is defined in Code section 1504) (the "MBI Affiliated Group") has owned, directly or indirectly, any stock of Bank within the last five years.

           (2) No indebtedness between Bank or any other member of Bank's "affiliated group" (defined as above) (the "Bank Affiliated
Group"), on the one hand, and MBI or any other member of the MBI
Affiliated Group, on the other hand, exists or will exist prior to the effective time of the Exchange and the Merger (the "Effective Time") that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation"
(as the
quoted term is defined for purposes of Code section 453B), between Bank, on the one hand, and MBI or Acquisition Bank on the other hand, exists or will exist prior to the Effective Time that will be extinguished as a result of the Merger.

           (3) At the Effective Time and except with regard to Miscellaneous Amounts (as defined below), each liability of Bank or each liability to which an asset of Bank is subject will have been incurred by Bank in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the Effective Time and except with regard to Miscellaneous Amounts, Bank will not have paid (or loaned) any amount or incurred any liability, directly or indirectly, to or for the benefit of any Bank stockholder to induce such stockholder's assistance or acquiescence in, or vote in favor of, the Merger. For purposes of this representation, (a) the term "Bank" shall be deemed also to refer to each other member of Holding's "affiliated group" (as the quoted term is defined in Code section 1504) (the "Bank Affiliated Group"), (b) the term "liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a Holding stockholder (or by a Bank stockholder) and an unenforceable agreement to cause the release of such guaranty), and
(c) the term "Miscellaneous Amounts" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any, (ii) for legal, accounting, and investment banking and/or advisor services rendered to Bank, if any, (iii) as compensation to any Bank employee for services rendered in the ordinary course of his or her employment, and (iv) for the $375,000 dividend described in
Section 4.02(a) of the Agreement (the "Dividend").

           (4) At the Effective Time, Bank will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in Bank that, if exercised or converted after the Effective Time would affect MBI's acquisition or retention of control of Bank (within the meaning of section 368(c) of the Code).

           (5) None of the compensation paid or accrued before the Effective Time to or for the benefit of any Bank stockholder-employee will be separate consideration for, or allocable to, any of their shares of Bank Common Stock; none of the shares of MBI Common Stock received in the Merger by any Bank stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Effective Time to or for the benefit of any Bank stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services. With regard to the employment agreement between MBI and Melvin G. Hall dated July 6, 1994 (the "Employment Contract"), Holding or Bank shall have paid to Melvin G.
Hall prior to the Effective Time a 1994 incentive bonus of at least $234,500.00, and as a result MBI shall have no liability to Melvin G.
Hall under the third paragraph of the Employment Contract.


           (6) The fair market value of the MBI Common Stock to be received by each Bank stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the Bank Common Stock surrendered in the Merger by each such stockholder.

           (7) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 1% or more of the Bank Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of Bank Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the Effective Time, of less than 50 percent of the value of all of the formerly outstanding Bank Common Stock as of the Effective Time. For purposes of this representation, shares of Bank Common Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the Effective Time. Moreover, all shares of Bank Common Stock and/or shares of MBI Common Stock held by Bank stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Time will be taken into account in making this representation.
           As with the other representations contained herein, the undersigned will undertake any and all actions necessary to ensure the accuracy of the foregoing representation.

           (8) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Bank stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the Bank stockholders in exchange for their shares of Bank Common Stock. The fractional share interests of each Bank stockholder will be aggregated, and no Bank stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

           (9) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to Bank's stockholders will be paid by those stockholders and not by Bank. Bank will pay its own expenses that are incurred in connection with the Merger.

           (10) All payments made to dissenters and all other payments made to holders of Bank Common Stock in connection with the Merger (including the Dividend, but excluding cash to be paid in lieu of fractional shares) will be funded by Bank. Bank has sufficient liquid assets to fund any such payments. All payments made to dissenters, if any, will be funded with Bank assets from an escrow to be established before the Effective Time by Bank for that purpose.

           (11) Immediately after the Effective Time, Bank will hold assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by Bank immediately prior to the Effective Time. For purposes of this representation, Bank assets used to pay dissenters or to pay stockholders who receive cash, and Bank assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Effective Time (except for regular, normal dividends) shall be included as assets of Bank held immediately prior to the Effective Time. For purposes of this representation, any asset of Bank that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of Bank held immediately prior to the Merger (including, for example and without limitation, the Dividend).

           (12) Immediately after the Effective Time and determined without regard to any assets to be received from MBI or any other member of the MBI Affiliated Group (including those assets to be received as a result of the merger of Mercantile Bank of Illinois National Association with and into Bank), the assets held by Bank will be sufficient to enable Bank to continue its business and investment activities at historical levels and in accordance with past practice, without resort to additional capital or borrowed funds.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

           IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of Bank this 5th day of October, 1994.




                                      -------------------------------------
                                      Melvin G. Hall
                                      Chairman and Chief Executive Officer

                                                                    Exhibit D

                                 CERTIFICATE
                                 -----------


           Robert Lynn Hall, a stockholder of The Wedge Holding Company, a Delaware corporation ("Holding"), who holds 4,734 shares (30.90%) of Holding common stock, par value $100.00 per share ("Holding Common Stock"), and 10,020 shares (15.72%) of Holding preferred stock, par value $50.00 per share ("Holding Preferred Stock"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"), Wedge Bank, an Illinois state bank, and Holding, dated July 6, 1994 (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Holding that the acquisition by Mercantile Illinois of all Bank common stock, par value $10.00 per share ("Bank Common Stock"), held by Holding solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), will constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Acquisition.

           The undersigned HEREBY FURTHER CERTIFIES that (a) the undersigned will not sell, exchange or otherwise dispose of any of Holding Common Stock or Holding Preferred Stock, except in connection with the liquidation and dissolution of Holding, and (b) the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received from Holding.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Acquisition.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate, or caused this Certificate to be executed by its duly authorized representative, this 5th day of October, 1994.




                                      ------------------------------
                                      Robert Lynn Hall

                                                                    Exhibit E
                                 CERTIFICATE
                                 -----------

           Melvin G. Hall, a stockholder of The Wedge Holding Company, a Delaware corporation ("Holding"), who holds 8,254 shares (53.88%) of Holding common stock, par value $100.00 per share ("Holding Common Stock"), and 46,112 shares (72.35%) of Holding preferred stock, par value $50.00 per share ("Holding Preferred Stock"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Mercantile Bancorporation Incorporated of Illinois, a Missouri corporation ("Mercantile Illinois"), Wedge Bank, an Illinois state bank, and Holding, dated July 6, 1994 (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to Holding that the acquisition by Mercantile Illinois of all Bank common stock, par value $10.00 per share ("Bank Common Stock"), held by Holding solely in exchange for MBI common stock, par value $5.00 per share ("MBI Common Stock"), will constitute a reorganization within the meaning of section 368 of the Internal Revenue Code of 1986, as amended, and (ii) the representations and undertaking recited herein will survive the Acquisition.

           The undersigned HEREBY FURTHER CERTIFIES that (a) the undersigned will not sell, exchange or otherwise dispose of any of Holding Common Stock or Holding Preferred Stock, except in connection with the liquidation and dissolution of Holding, and (b) the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received from Holding.

           The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Acquisition.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate, or caused this Certificate to be executed by its duly authorized representative, this 5th day of October, 1994.




                                      ------------------------------
                                      Melvin G. Hall,
                                      Individually and as Trustee
                                      UI dated 02/04/85, Melvin G. Hall,
                                      grantor